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EXHIBIT 11 - Computation of Per Share Earnings

(In thousands, except per share data)
                                                                  2001            2000          1999
                                                                  ----            ----          ----
NUMERATOR:
  Net income (loss) before extraordinary item                 $(1,144,026)      $248,808      $ 85,655
    Extraordinary item                                                 --             --       (13,185)
                                                              -----------       --------      --------
    Net income (loss)                                          (1,144,026)       248,808        72,470

  Effect of dilutive securities:
    Eller put/call option agreement                                    --             --        (2,300)
    Convertible debt - 2.625% issued in 1998                        9,358  *       9,811  *      9,811  *
    Convertible debt - 1.5% issued in 1999                          9,300  *       9,750  *        964  *
    LYONs - 1996 issue                                               (225) *          --          (311)
    LYONs - 1998 issue                                              4,594  *       4,595  *      2,944  *
    Less:  Anti-dilutive items                                    (23,027)       (24,156)      (13,719)
                                                              -----------       --------      --------
Numerator for net income (loss) per
  common share - diluted                                      $(1,144,026)      $248,808      $ 69,859
                                                              ===========       ========      ========

DENOMINATOR:
  Weighted average common shares                                  591,965        423,969       312,610

  Effect of dilutive securities:
    Stock options and common stock warrants                        11,731  *      10,872         8,395
    Eller put/call option agreement                                    --             --           847
    Convertible debt - 2.625% issued in 1998                        9,282  *       9,282  *      9,282  *
    Convertible debt - 1.5% issued in 1999                          9,454  *       9,454  *        927  *
    LYONs - 1996 issue                                              1,743  *       3,870         2,556
    LYONs - 1998 issue                                              3,085  *       3,085  *      2,034  *
    Less:  Anti-dilutive items                                    (35,295)       (21,821)      (12,243)
                                                              -----------       --------      --------
Denominator for net income (loss) per
  common share - diluted                                          591,965        438,711       324,408
                                                              ===========       ========      ========

Net income (loss) per common share:
  Basic:
    Net income (loss) before extraordinary item               $     (1.93)      $    .59      $    .27
    Extraordinary item                                                 --             --          (.04)
                                                              -----------       --------      --------
    Net income (loss)                                         $     (1.93)      $    .59      $    .23
                                                              ===========       ========      ========

  Diluted:
    Net income (loss) before extraordinary item               $     (1.93)      $    .57      $    .26
    Extraordinary item                                                 --             --          (.04)
                                                              -----------       ---------     --------
    Net income (loss)                                         $     (1.93)      $    .57      $    .22
                                                              ===========       ========      ========

* Denotes items that are anti-dilutive to the calculation of earnings per share.